Exhibit 99.1

Caribou Biosciences Reports Second Quarter 2026 Financial Results and Provides Business Update

-- ANTLER phase 1 data presented at EHA 2026 reinforce vispa-cel safety, efficacy, and durability are on par with approved autologous CAR-T cell therapies and that vispa-cel has the potential to overcome access barriers for patients with 2L LBCL --

-- CaMMouflage dose escalation phase 1 data presented at EHA 2026 demonstrate single dose of CB-011 produced deep, durable responses in high-risk, late-line BCMA-naïve r/r MM patients; initial dose expansion data in BCMA-naïve and BCMA-exposed patients expected in H2 2026 --

BERKELEY, Calif., August 13, 2026 (GLOBE NEWSWIRE) -- Caribou Biosciences, Inc. (Nasdaq: CRBU), a leading clinical-stage CRISPR genome-editing biopharmaceutical company, today reported financial results for the second quarter of 2026 and provided a business update.

"At Caribou, we are redefining what patients and physicians should expect from allogeneic CAR-T cell therapy," said Rachel Haurwitz, PhD, president and CEO of Caribou. "The data presented at EHA 2026 continue to demonstrate that a single dose of vispa-cel can produce durable responses on par with autologous CAR-T cell therapies in patients with second-line large B cell lymphoma, and a single dose of CB-011 results in deep, durable responses in high-risk patients with relapsed or refractory multiple myeloma. With our off-the-shelf approach, these programs have the potential to dramatically expand CAR-T cell therapy access for patients."

Clinical highlights
Vispacabtagene regedleucel (vispa-cel; formerly CB-010), a clinical-stage allogeneic anti-CD19 CAR-T cell therapy for patients with relapsed or refractory B cell non-Hodgkin lymphoma
•In June, long-term follow-up clinical data from the ANTLER phase 1 clinical trial were presented at the 2026 European Hematology Association (EHA) Annual Meeting. Data presented reinforced vispa-cel is the only single-dose, off-the-shelf therapy to demonstrate deep and durable responses on par with autologous CAR-T cell therapies in second-line (2L) large B cell lymphoma (LBCL). Efficacy and safety data in 2L LBCL patients who had received a single dose of 80 million optimized vispa-cel CAR-T cells (N=27) included:
◦82% overall response rate (ORR)
◦67% complete response (CR) rate
◦17.1-month median progression-free survival (PFS)
◦Generally well-tolerated safety profile
•Optimized vispa-cel is defined as cells from a donor younger than 30 years old with at least two matched human leukocyte antigen (HLA) alleles between patient and donor. The 27-patient subgroup best represents the treatment regimen and patient population for Caribou's planned ANTLER-3 pivotal phase 3 clinical trial.
•Caribou previously reached alignment with the U.S. Food and Drug Administration (FDA) regarding its planned ANTLER-3 pivotal phase 3 clinical trial design, which is expected to be a randomized, controlled clinical trial enrolling approximately 250 CD19-naïve 2L LBCL patients who are not eligible for transplant and not candidates or not eligible for autologous CAR-T cell therapy based on access challenges or medical criteria, including the urgent need for therapy.

CB-011, a clinical-stage allogeneic anti-BCMA CAR-T cell therapy for patients with relapsed or refractory multiple myeloma (r/r MM)
•In June, longer follow-up dose escalation clinical data from the CaMMouflage phase 1 clinical trial were presented at the 2026 EHA Annual Meeting. Data continue to demonstrate that CB-011 drives deep, durable responses after a single dose. Twelve BCMA-naïve patients were treated with the recommended dose for expansion (RDE) of 450 million CB-011 CAR-T cells after lymphodepletion. Efficacy and safety data for this cohort included:
◦92% ORR
◦83% CR or stringent CR (≥CR) rate
◦91% minimal residual disease (MRD) negativity in 10/11 evaluable patients
◦50% of patients in ≥CR at 15 months
◦Manageable safety profile
•Caribou also reported a patient case study of a 71-year-old male with r/r MM who received eight prior lines of therapy, including ciltacabtagene autoleucel, an approved autologous CAR-T cell therapy. Before entering CaMMouflage, the patient never achieved a CR following any of his post-front-line therapies. After receiving a single dose of 450 million CB-011 CAR-T cells (the RDE), the patient achieved a CR at day 28 that was maintained at month 3 and remained ongoing as of the May 26, 2026, efficacy data cutoff date.
•Caribou is enrolling BCMA-naïve and prior BCMA therapy-exposed r/r MM patients in the dose expansion portion of the CaMMouflage trial. In the second half of 2026, Caribou expects to report initial safety and efficacy from dose expansion on more than 15 patients with a minimum of three months follow up, as well as longer follow-up data on the 12-patient, BCMA-naïve RDE cohort from dose escalation.
Second quarter 2026 financial results
Licensing and other third-party revenue: Revenue from licensing and other third-party agreements was $1.5 million for the three months ended June 30, 2026, compared to $2.7 million for the same period in 2025.

R&D expenses: Research and development expenses were $18.9 million for the three months ended June 30, 2026, compared to $27.7 million for the same period in 2025. The decrease was primarily related to decreased external contract manufacturing organization and contract research organization activities; expenses related to the reduction in workforce and strategic pipeline prioritization announced in April 2025; facilities and allocated expenses; and expenses related to licenses, sublicensing revenue, and milestones.

G&A expenses: General and administrative expenses were $7.9 million for the three months ended June 30, 2026, compared to $10.4 million for the same period in 2025. The decrease was primarily due to personnel-related expenses related to the reduction in workforce and strategic pipeline prioritization announced in April 2025; lower legal expenses; other service-related expenses; and other facilities and allocated expenses.

GAAP net loss and net loss per share, basic and diluted: Caribou reported a GAAP net loss of $24.3 million, or $0.24 per share, basic and diluted, for the three months ended June 30, 2026, compared to $54.1 million, or $0.58 per share, basic and diluted, for the same period in 2025, which included $21.3 million in non-cash impairment charges.

Cash, cash equivalents, and marketable securities: Caribou had $113.8 million in cash, cash equivalents, and marketable securities as of June 30, 2026, compared to $142.8 million as of December 31, 2025. Caribou now expects that its cash, cash equivalents, and marketable securities will be sufficient to fund its current operating plan, including dose expansion for CB-011 and certain start-up activities for its planned ANTLER-3 pivotal phase 3 clinical trial for vispa-cel, to the end of 2027. Caribou is exploring multiple options to fully fund its planned ANTLER-3 clinical trial.

About vispacabtagene regedleucel
Vispacabtagene regedleucel (vispa-cel; formerly known as CB-010) is an allogeneic anti-CD19 CAR-T cell therapy evaluated in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL). To Caribou’s knowledge, vispa-cel is the first allogeneic CAR-T cell therapy in the clinic with a PD-1 knockout, a genome-editing strategy designed to enhance CAR-T cell activity by limiting premature CAR-T cell exhaustion. The FDA granted vispa-cel Regenerative Medicine Advanced Therapy (RMAT), Fast Track, and Orphan Drug designations for B-NHL.

About the ANTLER phase 1 clinical trial
The ANTLER phase 1 clinical trial evaluated vispa-cel in adult patients with r/r B-NHL in a multicenter, open-label trial. Eighty-five patients were treated in the trial. Using a 3+3 enrollment strategy, safety and efficacy were assessed in 16 patients in dose escalation who received a single dose of 40, 80, or 120 million CAR-T cells preceded by a lymphodepletion (LD) regimen of cyclophosphamide at 60 mg/kg/day for 2 days followed by fludarabine at 25 mg/m2/day for 5 days. Sixty-three second-line large B cell lymphoma (2L LBCL) patients received a single dose of vispa-cel during dose expansion. Eighty million CAR-T cells was selected as the recommended phase 2 dose (RP2D). Six patients were enrolled in a cohort of third-line or later LBCL patients with prior exposure to CD19-targeted therapy. Additional information on the ANTLER trial (NCT04637763) can be found at www.clinicaltrials.gov.

About CB-011
CB-011 is an allogeneic anti-BCMA CAR-T cell therapy being evaluated in patients with relapsed or refractory multiple myeloma (r/r MM). To Caribou’s knowledge, CB-011 is the first allogeneic CAR-T cell therapy in the clinic that is engineered to enable activity through an immune cloaking strategy with a B2M knockout and insertion of a B2M–HLA-E-peptide fusion protein to blunt immune-mediated rejection. The FDA granted CB-011 RMAT, Fast Track, and Orphan Drug designations for r/r MM.

About the CaMMouflage phase 1 clinical trial
The CaMMouflage clinical trial is a multicenter, open-label phase 1 trial evaluating CB-011 in adults with r/r MM who have been treated with three or more prior lines of therapy. Using a 3+3 dose escalation design, safety and efficacy of CB-011 were evaluated in 48 patients at multiple dose levels and two different lymphodepletion (LD) regimens. Thirty-five patients were treated with a single dose of CB-011 (150 million [N=6], 300 million [N=13], 450 million [N=13], and 800 million [N=3] CAR-T cells) with an LD regimen of 500 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for three days. The dose expansion portion of the trial is evaluating safety and efficacy of 450 million CB-011 CAR-T cells with the selected LD of 500 mg/m2 cyclophosphamide and 30 mg/m2 fludarabine daily for three days. Additional information on the CaMMouflage trial (NCT05722418) can be found at www.clinicaltrials.gov.

About Caribou Biosciences, Inc.
Caribou is a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. Caribou’s chRDNA genome-editing technology enables superior precision to develop cell therapies that are armored to potentially improve activity against diseases. Caribou is focused on vispacabtagene regedleucel (vispa-cel) and CB-011 as off-the-shelf CAR-T cell therapies that have the potential to provide broad access and rapid treatment for patients with hematologic malignancies. Follow the Company @CaribouBio and visit www.cariboubio.com.

Forward-looking statements and important information
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, but are not limited to, any statements regarding the initiation, timing, progress, strategy, plans, objectives, expectations (including as to the results) with respect to the Company’s CAR-T cell therapy product candidate clinical trials, including the expected design, protocol, and timing of initiation of the pivotal phase 3 clinical trial for vispa-cel in 2L LBCL CD19-naïve patients and its expectations regarding reporting initial dose expansion data and longer follow-up dose escalation data in the second half of 2026 from its ongoing CaMMouflage phase 1 clinical trial for CB-011 in patients with r/r MM; its ability to successfully develop its CAR-T cell therapy product candidates and to obtain and maintain regulatory approval for these product candidates; the likelihood of its clinical trials demonstrating safety and efficacy of its CAR-T cell therapy product candidates; the beneficial characteristics, safety, efficacy, therapeutic effects, and potential advantages of its CAR-T cell therapy product candidates; the expected timing or likelihood of regulatory filings and approval for its CAR-T cell therapy product candidates; and the sufficiency of its cash, cash equivalents, and marketable securities to fund its current operating plan to the end of 2027. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in the development of allogeneic CAR-T cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of its current and future clinical trials; the risk that initial, preliminary, or interim clinical trial data will not ultimately be predictive of the safety and efficacy of its CAR-T cell therapy product candidates or that clinical outcomes may differ as patient enrollment continues and as more patient data becomes available; the risk that different conclusions or considerations are reached once additional data have been received and fully evaluated; the ability to obtain key regulatory input and approvals; and risks related to its limited operating history, history of net operating losses, financial position, and its ability to raise additional capital as needed to fund its operations and CAR-T cell therapy product candidate development, including the ability to fully fund its pivotal phase 3 clinical trial for vispa-cel; as well as other risk factors described from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statements for any reason.

Caution should be exercised when interpreting results from separate trials involving commercially approved autologous CAR-T cell therapies. The results of autologous CAR-T cell therapies referenced in this press release have been derived from publicly available reports of clinical trials not conducted by the Company, and the Company has not performed any head-to-head trials comparing any of these autologous CAR-T cell therapies with vispa-cel. As such, the results of these autologous CAR-T cell therapy clinical trials may not be comparable to clinical results for vispa-cel. The autologous CAR-T cell therapy clinical trials vary in material ways from the ANTLER clinical trial for vispa-cel including with respect to trial design and duration, patient population, patient characteristics, clinical trial phase, treatment protocols, investigators, and other important factors. As a result, cross-trial comparisons may have no interpretive value on the Company’s existing or future clinical results. For further information and to understand these material differences, you should read the reports for the autologous CAR-T cell therapy clinical trials and the sources included in the Company’s corporate presentations on its website.

Caribou Biosciences, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
Cash, cash equivalents, and marketable securities	$113,818	$142,845
Total assets	142,774	175,367
Total liabilities	44,672	53,192
Total stockholders’ equity	98,102	122,175
Total liabilities and stockholders' equity	$142,774	$175,367

Caribou Biosciences, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Licensing and other third-party revenue	$1,499	$2,667	$3,896	$5,020
Operating expenses:
Research and development	18,942	27,692	39,553	63,223
General and administrative	7,896	10,403	15,962	20,138
Impairment charges	—	12,150	—	12,150
Total operating expenses	26,838	50,245	55,515	95,511
Loss from operations	(25,339)	(47,578)	(51,619)	(90,491)
Other income (expense)
Impairment of equity investment	—	(9,158)	—	(9,158)
Other income, net	1,057	2,638	2,252	5,560
Total other income (expense)	1,057	(6,520)	2,252	(3,598)
Net loss	(24,282)	(54,098)	(49,367)	(94,089)
Other comprehensive loss
Net unrealized loss on available-for-sale marketable securities, net of tax	(48)	(127)	(174)	(215)
Net comprehensive loss	$(24,330)	$(54,225)	$(49,541)	$(94,304)
Net loss per share, basic and diluted	$(0.24)	$(0.58)	$(0.50)	$(1.01)
Weighted-average common shares outstanding, basic and diluted	100,985,698	93,028,698	98,437,862	92,855,060

Caribou Biosciences, Inc. contact:
Peggy Vorwald, PhD
investor.relations@cariboubio.com
media@cariboubio.com